As filed with the Securities and Exchange Commission on December 12, 2023

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	36-2678171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

307 North Michigan Avenue
Chicago, Illinois 60601-5382
(Address, Including Zip Code, of Principal Executive Offices)
ORI 401(k) Savings and Profit Sharing Plan
(f/k/a
Old Republic International Corporation Employees Savings and Stock Ownership Plan)
(Full Title of the Plan)

Victoria Pool, Esquire
Assistant Vice President, Assistant General Counsel
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(Name, Address, Including Zip Code, of Agent for Service)

(312) 762-4703
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐

Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Explanatory Note
This Registration Statement on Form S-8 is being filed by Old Republic International Corporation (the “Company” or “Old Republic”) for the purpose of registering the offer and sale of an additional 25,000,000 shares of its common stock, par value $1.00 per share (the “Common Stock”), by the ORI 401(k) Savings and Profit Sharing Plan (the “ORI 401(k) Plan”). The ORI 401(k) Plan, effective as of December 30, 2022, amended and restated the Old Republic International Corporation Employees Savings and Stock Ownership Plan.
In addition to the securities registered hereunder, the ORI 401(k) Plan has previously registered the offer and sale of shares of Common Stock (as adjusted for stock splits) under the following registration statements: (a) 814,377 shares of Common Stock pursuant to the Registration Statement on Form S-8 File No. 2-80883 filed December 14, 1982; (b) 3,519,294 shares of Common Stock pursuant to the Registration Statement on Form S-3 File No. 33-29220 filed June 9, 1989; (c) 21,960,078 shares of Common Stock pursuant to the Registration Statement on Form S-3 File No. 33-54104 filed November 3, 1992; (d) 15,000,000 shares of Common Stock pursuant to the Registration Statement on Form S-8 File No. 333-147801 filed December 3, 2007; and (e) Post-Effective Amendment to Form S-8 File No. 333-147801 filed December 3, 2008 (collectively, the “Original Registration Statements”).
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

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2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Old Republic (File No. 001-10607) with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference:

•The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023, including the information specifically incorporated by reference from the Company’s definitive proxy statement filed with the SEC on March 31, 2023;
•The ORI 401(k) Plan’s Annual Report on Form 11-K for the year ended December 31, 2022, filed with the SEC on June 29, 2023;
•The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023; the quarter ended June 30, 2023, filed with the SEC on August 7, 2023; and the quarter ended September 30, 2023, filed with the SEC on November 3, 2023;
•The Company’s Current Reports on Form 8-K filed with the SEC on March 17, 2023, March 21, 2023, May 1, 2023, and May 31, 2023 (including the amendment filed with the SEC on August 25, 2023); and
•The description of the Company’s Common Stock contained in Exhibit 4(H) to the Company’s Annual Report on Form 10-K for the year ended 2022.
    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation any Annual Report on Form 11-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act, except for such reports and/or documents that are only “furnished” to the SEC or are otherwise not deemed to be filed with the SEC pursuant to such Exchange Act sections, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
    Not applicable.

Item 5. Interests of Named Experts and Counsel.
    The validity of the shares of Common Stock offered under the ORI 401(k) Plan has been passed upon by Winston G. Collier, Vice President and Associate General Counsel of the Company. As of the date hereof, Mr. Collier owned stock under the ORI 401(k) Plan, which in the aggregate represent less 0.1% of the Company’s Common Stock.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended.
In general, our certificate of incorporation provides that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our directors and officers against expenses (including attorney's fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. As permitted by Section 145(b) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.
The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by the board of directors by a majority vote of a quorum thereof consisting of directors who were not parties to such action, suit or proceeding, by opinion of independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.
In addition, we have entered into indemnification agreements with our directors and certain officers under which we have agreed to provide indemnification rights similar to those contained in our certificate of incorporation and under which we have agreed to advance expenses as provided by the agreement upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.
Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4 (A)	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(A) to Registrant’s Form 10-Q filed August 7, 2023).
4 (B)	Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed August 19, 2022).
4 (C)	Description of Common Stock of the Registrant (incorporated by reference to Exhibit 4(H) to the Registrant’s Form 10-K filed February 24, 2023).
5(A)*	Opinion of Winston G. Collier as to the validity of the securities being registered.
10 (A)*	ORI 401(k) Savings and Profit Sharing Plan effective December 30, 2022.
23(A)*	Consent of KPMG LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.
23(B)*	Consent of Mayer Hoffman McCann, P.C., independent registered public accounting firm, with respect to the ORI 401(k) Savings and Profit Sharing Plan.
23(C)*	Consent of Winston G. Collier (included as part of Exhibit 5).
24*	Powers of Attorney (included in signature page).
107*	Filing Fee Table
* filed herewith
Item 9. Undertakings.
(a)     The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Old Republic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Old Republic’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 2023.
OLD REPUBLIC INTERNATIONAL CORPORATION

By: /s/ Frank J. Sodaro
Name: Frank J. Sodaro
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, On December 12, 2023.

ORI 401(k) SAVINGS AND PROFIT SHARING PLAN

By: /s/ Frank J. Sodaro
Frank J. Sodaro, Member of the Administration Committee

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy, Frank J. Sodaro and Thomas A. Dare, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2023.

Name	Position
/s/ Craig R. Smiddy Craig R. Smiddy	Chief Executive Officer; Director (Principal Executive Officer)

/s/ Frank J. Sodaro Frank J. Sodaro	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Barbara A. Adachi Barbara A. Adachi	Director

/s/ Steven J. Bateman Steven J. Bateman	Director

/s/ Lisa J. Caldwell Lisa J. Caldwell	Director

/s/ John M. Dixon John M. Dixon	Director

/s/ Michael D. Kennedy Michael D. Kennedy	Director

/s/ Charles J. Kovaleski Charles J. Kovaleski	Director

/s/ Spencer LeRoy III Spencer LeRoy III	Director

/s/ Peter B. McNitt Peter B. McNitt	Director

/s/ Glenn W. Reed Glenn W. Reed	Director

/s/ J. Eric Smith J. Eric Smith	Director

/s/ Fredricka Taubitz Fredricka Taubitz	Director

_/s/ Steven R. Walker Steven R. Walker	Director